Exhibit 10.15

FIRST AMENDMENT
 TO
 EMPLOYMENT AGREEMENT

The Employment Agreement made as of the 10th day of January, 2003 by and between AvalonBay
 Communities, Inc., a Maryland corporation (the “Company”), and Bryce Blair (“Executive”) is hereby amended as follows:

Section 7(c)(iii)(B) of the Employment Agreement is hereby amended by deleting said subsection in its entirety and substituting thereof the following:

“(B) Continue to pay the premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) in accordance with, and to the extent required by, the provisions of the Split Dollar Agreement between the Company and Executive; and”

Section 7(c)(iv)(E) of the Employment Agreement is hereby amended by deleting said subsection in its entirety and substituting the following in lieu thereof:

“(E) Continue to pay the premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) in accordance with, and to the extent required by, the provisions of the Split Dollar Agreement between the Company and Executive.”

Section 7(c)(v) of the Employment Agreement is hereby amended by deleting subsection (B) thereof in its entirety and substituting the following in lieu thereof:

“(B) Continue to pay the premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) in accordance with, and to the extent required by, the provisions of the Split Dollar Agreement between the Company and Executive; and”

Except as amended herein, the Employment Agreement is hereby confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment is entered into this 31st day of March, 2005.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Charlene Rothkopf
Charlene Rothkopf, EVP – Human Resources

/s/ Edward M. Schulman
Edward M. Schulman,
SVP, General Counsel & Secretary

/s/ Bryce Blair
Executive